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                                                                     EXHIBIT 23A

                        CONSENT OF INDEPENDENT ACCOUNTS

As independent public accountants, we hereby consent to the incorporation by reference in (1) Citizens Banking Corporation Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; (2) Citizens Banking Corporation Registration Statement (Form S-8 No. 33-61197 dated July 21, 1995) pertaining to the
Citizens Banking Corporation Stock Option Plan for Directors; and (3) Citizens Banking Corporation Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated
Section 401(k) Plan in the related Prospectus, of our report dated February 4, 1997, with respect to the consolidated financial statements of Citizens Banking Corporation included in the annual report (Form 10-K) for the year ended December 31, 1998. Our report dated February 4, 1997 included in Citizens Banking Corporation's Form 10-K for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.



                                            /s/ ARTHUR ANDERSEN LLP


Detroit, Michigan
March 29, 1999.


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